Exhibit 99.1

AEGION CORPORATION REPORTS 2020 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

ST. LOUIS – Mar. 10, 2021 – Aegion Corporation (NASDAQ:AEGN), a leading provider of infrastructure maintenance, rehabilitation and protection solutions, today announced financial results for the fourth quarter and full year ended December 31, 2020.

Fourth Quarter and Full Year 2020 Financial Highlights

•	Q4’20 earnings per diluted share from continuing operations were $0.26 compared to a loss per diluted share of $0.50 in Q4’19. Q4’20 adjusted (non-GAAP)[1] earnings per diluted share from continuing operations were $0.31 compared to $0.32 in Q4’19.
•	FY’20 earnings per diluted share from continuing operations were $0.75 compared to a loss per diluted share of $0.82 in FY’19. FY’20 adjusted (non-GAAP)[1] earnings per diluted share from continuing operations were $1.05 compared to $1.02 in FY’19.
•	FY’20 revenues from continuing operations were $808 million. The core Insituform North America business grew revenues by 6% year over year, helping to offset declines primarily related to business exits as well as COVID-related project deferrals on larger international coating projects.
•	FY’20 adjusted[1] gross profit margins from continuing operations were 24.6%, increasing 70 basis points from the prior year, primarily driven by improved profitability in the North America Insituform and Corrpro businesses.
•	FY’20 adjusted[1] operating expenses from continuing operations declined 11% as a result of cost reductions across both operating segments and corporate spending.
•	FY’20 adjusted[1] operating income from continuing operations of $57 million increased 7% year over year, driven by a 100 basis-point increase in adjusted operating margins.
•	Full-year operating cash flows of $111 million were 40% higher than the prior year, enabling $56 million of debt paydown.
[1]	Adjusted (non-GAAP) results exclude certain charges related to the Company’s restructuring activities, divestiture-related activities, impairment of assets held for sale, project warranty accruals, credit facility amendment fees and impacts from the Tax Cuts and Jobs Act. Reconciliation of adjusted results is included below.

“Our improved performance from continuing operations in the face of unprecedented market disruption demonstrates the resiliency and commitment of our employees globally as well as the critical need for our products and services,” said Charles R. Gordon, Aegion President and Chief Executive Officer.

“It’s also a testament to the strength of our cornerstone Insituform business, which celebrates 50 years of market leadership this year and continues to be an innovator and thought leader in the trenchless municipal pipeline rehabilitation market. As we move forward, we are continuing to advance our strategy of providing differentiated pipeline rehabilitation and protection technologies for the benefit of public health and the environment.”

Energy Services Segment Planned Divestiture

In December 2020, the Company’s board of directors approved a plan to sell its Energy Services segment. As a result, the operating results of the former Energy Services segment are presented as discontinued operations and, as such, have been excluded from both continuing operations and segment results for the quarters and years ended December 31, 2020 and 2019, respectively.

New Mountain Transaction

On February 16, 2021, the Company announced that it had entered into a definitive merger agreement to be acquired by affiliates of New Mountain Capital, L.L.C., a leading growth-oriented investment firm headquartered in New York, in an all-cash transaction valued at approximately $963 million that will result in Aegion becoming a private company. Under the terms of the merger agreement, Aegion stockholders will receive $26.00 per share in cash, less any applicable withholding taxes, upon completion of the transaction. The transaction is expected to close in the second quarter of 2021 and is subject to Aegion stockholder approval, regulatory approvals and other customer closing conditions.

In light of the proposed transaction, Aegion will not host a conference call to discuss earnings results or be providing a financial outlook.

Additional information on Aegion’s 2020 full year financial results can be found in the Form 10-K once it has been filed with the Securities and Exchange Commission.

AEGION CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Quarters Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Revenues	$205,481	$224,822	$807,764	$885,887
Cost of revenues	153,877	171,644	611,305	680,886
Gross profit	51,604	53,178	196,459	205,001
Operating expenses	36,184	43,896	147,523	168,778
Impairment of assets held for sale	830	11,481	172	23,427
Acquisition and divestiture expenses	1,425	616	3,614	3,375
Restructuring and related charges	298	2,807	4,162	8,188
Operating income (loss)	12,867	(5,622)	40,988	1,233
Other income (expense):
Interest expense	(2,729)	(2,742)	(12,483)	(11,358)
Interest income	424	224	1,125	1,038
Other	(1,197)	(3,968)	437	(10,893)
Total other expense	(3,502)	(6,486)	(10,921)	(21,213)
Income (loss) before taxes (benefit)	9,365	(12,108)	30,067	(19,980)
Taxes (benefit) on income (loss)	716	2,324	5,267	4,010
Income (loss) from continuing operations	8,649	(14,432)	24,800	(23,990)
Income (loss) from discontinued operations	(13,804)	773	(55,156)	4,542
Net loss	(5,155)	(13,659)	(30,356)	(19,448)
Non-controlling interests income	(456)	(902)	(1,505)	(1,444)
Net loss attributable to Aegion Corporation	$(5,611)	$(14,561)	$(31,861)	$(20,892)

Earnings (loss) per share attributable to Aegion Corporation:
Basic:
Income (loss) from continuing operations	$0.27	$(0.50)	$0.76	$(0.82)
Income (loss) from discontinued operations	(0.45)	0.03	(1.80)	0.15
Net loss	$(0.18)	$(0.47)	$(1.04)	$(0.67)
Diluted:
Income (loss) from continuing operations	$0.26	$(0.50)	$0.75	$(0.82)
Income (loss) from discontinued operations	(0.44)	0.03	(1.77)	0.15
Net loss	$(0.18)	$(0.47)	$(1.02)	$(0.67)

AEGION CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share amounts)

	December 31,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$94,848	$64,874
Restricted cash	765	1,348
Receivables, net of allowances of $4,004 and $6,404, respectively	133,394	153,484
Retainage	32,807	33,103
Contract assets	44,026	42,973
Inventories	44,889	57,193
Prepaid expenses and other current assets	33,675	31,329
Assets held for sale	92,850	168,799
Total current assets	477,254	553,103
Property, plant & equipment, less accumulated depreciation	92,900	94,886
Other assets
Goodwill	210,665	208,858
Intangible assets, less accumulated amortization	58,869	67,875
Operating lease assets	52,421	60,246
Deferred income tax assets	448	1,216
Other non-current assets	8,890	9,329
Total other assets	331,293	347,524
Total Assets	$901,447	$995,513

Liabilities and Equity
Current liabilities
Accounts payable	$51,469	$54,100
Accrued expenses	59,664	67,852
Operating lease liabilities	14,147	14,204
Contract liabilities	37,569	37,517
Current maturities of long-term debt	25,811	32,803
Liabilities held for sale	36,148	37,900
Total current liabilities	224,808	244,376
Long-term debt, less current maturities	193,988	243,629
Other liabilities
Operating lease liabilities	38,724	46,059
Deferred income tax liabilities	10,344	11,254
Other non-current liabilities	25,218	15,102
Total other liabilities	74,286	72,415
Total liabilities	493,082	560,420

Equity
Preferred stock, undesignated, $.10 par – shares authorized 2,000,000; none outstanding	—	—
Common stock, $.01 par – shares authorized 125,000,000; shares issued and outstanding 30,640,150 and 30,715,959, respectively	306	307
Additional paid-in capital	102,001	101,148
Retained earnings	327,137	358,998
Accumulated other comprehensive loss	(29,847)	(32,694)
Total stockholders’ equity	399,597	427,759
Non-controlling interests	8,768	7,334
Total equity	408,365	435,093
Total Liabilities and Equity	$901,447	$995,513

AEGION CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Years Ended December 31,
	2020	2019	2018
Cash flows from operating activities:
Net income (loss)	$(30,356)	$(19,448)	$3,087
(Income) loss from discontinued operations	55,156	(4,542)	(5,859)
	24,800	(23,990)	(2,772)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	28,702	28,673	30,744
(Gain) loss on sale of fixed assets	(349)	(662)	177
Equity-based compensation expense	9,919	7,751	7,838
Deferred income taxes	(1,001)	3,146	(648)
Non-cash restructuring charges	1,202	12,717	13,814
Goodwill impairment	—	—	1,389
Definite-lived intangible asset impairment	—	—	2,169
Impairment of assets held for sale	1,259	23,427	—
(Gain) loss on sale of businesses	(14)	—	7,048
Loss on foreign currency transactions	844	503	623
Other	457	(744)	733
Changes in operating assets and liabilities:
Receivables net, retainage and contract assets	22,454	7,549	8,202
Inventories	9,999	(3,413)	2,306
Prepaid expenses and other assets	(2,481)	4,642	1,866
Accounts payable, accrued expenses and operating lease liabilities	(10,313)	(5,755)	(6,324)
Contract liabilities	(289)	5,302	(22,728)
Other operating	6,997	763	290
Net cash provided by operating activities of continuing operations	92,186	59,909	44,727
Net cash provided by (used in) operating activities of discontinued operations	18,529	18,905	(5,058)
Net cash provided by operating activities	110,715	78,814	39,669

Cash flows from investing activities:
Capital expenditures	(16,559)	(25,335)	(27,461)
Proceeds from sale of fixed assets	1,565	1,332	3,014
Patent expenditures	(299)	(293)	(299)
Sale of businesses, net of cash disposed	3,602	—	37,942
Other acquisition activity	—	—	(6,000)
Net cash provided by (used in) investing activities of continuing operations	(11,691)	(24,296)	7,196
Net cash used in investing activities of discontinued operations	(2,972)	(3,430)	(6,031)
Net cash provided by (used in) investing activities	(14,663)	(27,726)	1,165

Cash flows from financing activities:
Proceeds from issuance of common stock upon stock option exercises	—	956	—
Repurchase of common stock	(9,071)	(30,393)	(25,775)
Investments from non-controlling interest	131	—	—
Distributions to non-controlling interests	(153)	(1,609)	—
Credit facility amendment fees	(1,995)	—	(1,657)
Proceeds from (payments on) notes payable, net	—	(273)	234
Payments on line of credit, net	(24,000)	(7,000)	(7,000)
Principal payments on long-term debt	(32,033)	(28,438)	(26,250)
Net cash used in financing activities	(67,121)	(66,757)	(60,448)
Effect of exchange rate changes on cash	460	(2,995)	(4,045)
Net increase (decrease) in cash, cash equivalents and restricted cash for the year	29,391	(18,664)	(23,659)
Cash, cash equivalents and restricted cash, beginning of year	66,222	84,886	108,545
Cash, cash equivalents and restricted cash, end of year	$95,613	$66,222	$84,886

Statement of Operations Reconciliation

(Unaudited) (Non-GAAP)

For the Quarter Ended December 31, 2020

(in thousands, except earnings per share)	Gross Profit	Operating Expenses	Operating Income	Income Before Taxes	Taxes on Income	Income from Continuing Operations	Diluted Earnings per Share from Continuing Operations
As Reported (GAAP)	$51,604	$36,184	$12,867	$9,365	$716	$8,649	$0.26
Items Affecting Comparability:
Restructuring Charges(1)	(53)	(1,838)	2,083	2,999	1,815	1,184	0.04
Divestiture Related Expenses(2)	—	—	2,255	2,350	1,924	426	0.01
Credit Facility Fees(3)	—	—	—	19	5	14	—
As Adjusted (Non-GAAP)	$51,551	$34,346	$17,205	$14,733	$4,460	$10,273	$0.31

(1)	Includes the following non-GAAP adjustments: (i) pre-tax restructuring credits for cost of revenues of $53 primarily related to inventory recoveries; (ii) pre-tax restructuring charges for operating expenses of $1,838 primarily related to wind-down expenses, fixed asset disposals and other restructuring-related charges; (iii) pre-tax restructuring and related charges of $298 related to employee severance, extension of benefits, employment assistance programs and early contract termination costs; and (iv) pre-tax restructuring charges for other expense of $916 related to the release of cumulative currency translation adjustments and net losses on disposal of certain restructured operations.
(2)	Includes the following non-GAAP adjustments: (i) pre-tax charges of $830 related to the impairment of held for sale assets (parcels of land located near the Company’s corporate headquarters, net of recoveries of previously reserved customer receivables in our held for sale operations); and (ii) pre-tax charges of $1,425 incurred primarily in connection with the Company’s planned divestiture of its held for sale operations.
(3)	Includes pre-tax non-GAAP adjustments of $19 related to certain out-of-pocket expenses associated with amending the Company’s credit facility.

For the Quarter Ended December 31, 2019

(in thousands, except earnings per share)	Gross Profit	Operating Expenses	Operating Income (Loss)	Income (Loss) Before Taxes	Taxes (Benefit) on Income (Loss)	Income (Loss) from Continuing Operations	Diluted Earnings (Loss) per Share from Continuing Operations
As Reported (GAAP)	$53,178	$43,896	$(5,622)	$(12,108)	$2,324	$(14,432)	$(0.50)
Items Affecting Comparability:
Restructuring Charges(1)	1,901	(4,394)	9,102	12,870	(595)	13,465	0.44
Divestiture Related Expenses(2)	—	—	12,097	12,097	115	11,982	0.38
As Adjusted (Non-GAAP)	$55,079	$39,502	$15,577	$12,859	$1,844	$11,015	$0.32

(1)	Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $1,901 primarily related to inventory write offs; (ii) pre-tax restructuring charges for operating expenses of $4,394 primarily related to wind-down expenses, fixed asset disposals and other restructuring-related charges; (iii) pre-tax restructuring and related charges of $2,807 related to employee severance, extension of benefits, employment assistance programs and early contract termination costs; and (iv) pre-tax restructuring charges for other expense of $3,768 related to the release of cumulative currency translation adjustments and net losses on disposal of certain restructured operations.
(2)	Includes the following non-GAAP adjustments: (i) pre-tax charges of $11,481 related to the impairment of held for sale assets (CIPP operations in Spain and the Netherlands and parcels of land located near the Company’s corporate headquarters); and (ii) pre-tax charges of $616 incurred primarily in connection with the Company’s divestitures of its held for sale operations.

Statement of Operations Reconciliation

(Unaudited) (Non-GAAP)

For the Year Ended December 31, 2020

(in thousands, except earnings per share)	Gross Profit	Operating Expenses	Operating Income	Income Before Taxes	Taxes on Income	Income from Continuing Operations	Diluted Earnings per Share from Continuing Operations
As Reported (GAAP)	$196,459	$147,523	$40,988	$30,067	$5,267	$24,800	$0.75
Items Affecting Comparability:
Restructuring Charges(1)	2,021	(5,950)	12,133	11,279	3,297	7,982	0.24
Divestiture Related Expenses(2)	—	—	3,786	3,772	2,212	1,560	0.05
Credit Facility Fees(3)	—	—	—	688	150	538	0.01
As Adjusted (Non-GAAP)	$198,480	$141,573	$56,907	$45,806	$10,926	$34,880	$1.05

(1)	Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $2,021 primarily related to inventory write offs; (ii) pre-tax restructuring charges for operating expenses of $5,950 primarily related to wind-down expenses, fixed asset disposals and other restructuring-related charges; (iii) pre-tax restructuring and related charges of $4,162 related to employee severance, extension of benefits, employment assistance programs and early contract termination costs; and (iv) other income of $854 related to the release of cumulative currency translation adjustments and net gains on disposal of certain restructured operations.
(2)	Includes the following non-GAAP adjustments: (i) pre-tax charges of $172 related to the impairment of held for sale assets (parcels of land located near the Company’s corporate headquarters, net of recoveries of previously reserved customer receivables in our held for sale operations); and (ii) pre-tax charges of $3,614 incurred primarily in connection with the Company’s planned divestiture of its held for sale operations.
(3)	Includes pre-tax non-GAAP adjustments of $688 related to certain out-of-pocket expenses and acceleration of certain unamortized fees associated with amending the Company’s credit facility.

For the Year Ended December 31, 2019

(in thousands, except earnings per share)	Gross Profit	Operating Expenses	Operating Income	Income (Loss) Before Taxes	Taxes on Income (Loss)	Income (Loss) from Continuing Operations	Diluted Earnings (Loss) per Share from Continuing Operations
As Reported (GAAP)	$205,001	$168,778	$1,233	$(19,980)	$4,010	$(23,990)	$(0.82)
Items Affecting Comparability:
Restructuring Charges(1)	2,338	(9,924)	20,450	30,680	2,219	28,461	0.91
Divestiture Related Expenses(2)	—	—	26,802	26,802	702	26,100	0.83
Warranty Accrual(3)	4,429	—	4,429	4,429	1,169	3,260	0.10
Tax Cuts and Jobs Act(4)	—	(63)	63	63	17	46	—
As Adjusted (Non-GAAP)	$211,768	$158,791	$52,977	$41,994	$8,117	$33,877	$1.02

(1)	Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $2,338 primarily related to inventory write offs; (ii) pre-tax restructuring charges for operating expenses of $9,924 primarily related to wind-down expenses, fixed asset disposals and other restructuring-related charges; (iii) pre-tax restructuring and related charges of $8,188 related to employee severance, extension of net benefits, employment assistance programs and early lease and contract termination costs; (iv) pre-tax restructuring charges for other expense of $10,230 related to the release of cumulative currency translation adjustments and losses on disposal of certain restructured operations.
(2)	Includes the following non-GAAP adjustments: (i) pre-tax charges of $23,427 related to the impairment of held for sale assets (CIPP operations in Australia, Spain and the Netherlands, Corrpower, United Mexico and parcels of land located near the Company’s corporate headquarters); and (ii) pre-tax charges of $3,375 incurred primarily in connection with the Company’s divestitures of its held for sale operations.
(3)	Includes non-GAAP adjustments for estimated project remediation charges related to a cured-in-place pipe project in the North American operations of Infrastructure Solutions.
(4)	Includes non-GAAP adjustments related to professional fees resulting from the Tax Cuts and Jobs Act.

Selected Segment Financial Highlights

(in thousands)

	Quarter Ended December 31, 2020			Quarter Ended December 31, 2019
	As Reported (GAAP)	Adjustments (1)	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments (2)	As Adjusted (Non-GAAP)
Revenues:
Infrastructure Solutions	$ 142,833	$ —	$ 142,833	$ 147,728	$ —	$ 147,728
Corrosion Protection	62,648	—	62,648	77,094	—	77,094
Total Revenues	$ 205,481	$ —	$ 205,481	$ 224,822	$ —	$ 224,822

Gross Profit:
Infrastructure Solutions	$ 35,818	$ —	$ 35,818	$ 39,048	$ 591	$ 39,639
Gross Profit Margin	25.1%		25.1%	26.4%		26.8%
Corrosion Protection	15,786	(53)	15,733	14,130	1,310	15,440
Gross Profit Margin	25.2%		25.1%	18.3%		20.0%
Total Gross Profit	$ 51,604	$ (53)	$ 51,551	$ 53,178	$ 1,901	$ 55,079
Gross Profit Margin	25.1%		25.1%	23.7%		24.5%

Operating Income (Loss):
Infrastructure Solutions	$ 20,042	$ (617)	$ 19,425	$ 8,868	$ 11,564	$ 20,432
Operating Margin	14.0%		13.6%	6.0%		13.8%
Corrosion Protection	972	1,905	2,877	(2,374)	3,386	1,012
Operating Margin	1.6%		4.6%	(3.1)%		1.3%
Corporate	(8,147)	3,050	(5,097)	(12,116)	6,249	(5,867)
Operating Margin	(4.0)%		(2.5)%	(5.4)%		(2.6)%
Total Operating Income (Loss)	$ 12,867	$ 4,338	$ 17,205	$ (5,622)	$ 21,199	$ 15,577
Operating Margin	6.3%		8.4%	(2.5)%		6.9%

_________________________________

(1)	Includes non-GAAP adjustments related to:
•	Infrastructure Solutions - (i) pre-tax restructuring charges associated with severance and benefit related costs, early contract termination costs, fixed asset disposals and other restructuring charges; (ii) acquisition and divestiture expenses; and (iii) recoveries of previously reserved customer receivables in our held for sale operations.
•	Corrosion Protection - pre-tax restructuring charges associated with severance and benefit related costs, early contract termination costs and other restructuring charges.
•	Corporate - (i) pre-tax restructuring charges primarily associated with severance and benefit related costs, legal expenses and other restructuring charges; (ii) divestiture expenses related to held for sale entities; and (iii) impairment of assets held for sale.
(2)	Includes non-GAAP adjustments related to:
•	Infrastructure Solutions - (i) pre-tax restructuring charges associated with severance and benefit related costs, early contract termination costs, fixed asset disposals and other restructuring charges; (ii) acquisition and divestiture expenses; and (iii) impairment of assets held for sale.
•	Corrosion Protection - (i) pre-tax restructuring charges associated with severance and benefit related costs, early contract termination costs, inventory write offs and other restructuring charges; (ii) acquisition and divestiture expenses; and (iii) impairment of assets held for sale.
•	Corporate - (i) pre-tax restructuring charges primarily associated with severance and benefit related costs, legal expenses and other restructuring charges; (ii) divestiture expenses related to held for sale entities; and (iii) impairment of assets held for sale.
•

Selected Segment Financial Highlights

(in thousands)

	Year Ended December 31, 2020			Year Ended December 31, 2019
	As Reported (GAAP)	Adjustments (1)	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments (2)	As Adjusted (Non-GAAP)
Revenues:
Infrastructure Solutions	$ 562,571	$ —	$ 562,571	$ 590,797	$ —	$ 590,797
Corrosion Protection	245,193	—	245,193	295,090	—	295,090
Total Revenues	$ 807,764	$ —	$ 807,764	$ 885,887	$ —	$ 885,887

Gross Profit:
Infrastructure Solutions	$ 144,213	$ 69	$ 144,282	$ 144,074	$ 4,898	$ 148,972
Gross Profit Margin	25.6%		25.6%	24.4%		25.2%
Corrosion Protection	52,246	1,952	54,198	60,927	1,869	62,796
Gross Profit Margin	21.3%		22.1%	20.6%		21.3%
Total Gross Profit	$ 196,459	$ 2,021	$ 198,480	$ 205,001	$ 6,767	$ 211,768
Gross Profit Margin	24.3%		24.6%	23.1%		23.9%

Operating Income (Loss):
Infrastructure Solutions	$ 78,098	$ (748)	$ 77,350	$ 42,079	$ 30,647	$ 72,726
Operating Margin	13.9%		13.7%	7.1%		12.3%
Corrosion Protection	(6,133)	9,543	3,410	(5,635)	10,754	5,119
Operating Margin	(2.5)%		1.4%	(1.9)%		1.7%
Corporate	(30,977)	7,124	(23,853)	(35,211)	10,343	(24,868)
Operating Margin	(3.8)%		(3.0)%	(4.0)%		(2.8)%
Total Operating Income	$ 40,988	$ 15,919	$ 56,907	$ 1,233	$ 51,744	$ 52,977
Operating Margin	5.1%		7.0%	0.1%		6.0%

_________________________________

(1)	Includes non-GAAP adjustments related to:
•	Infrastructure Solutions - (i) pre-tax restructuring charges associated with severance and benefit related costs, early contract termination costs, fixed asset disposals and other restructuring charges; (ii) acquisition and divestiture expenses; and (iii) recoveries of previously reserved customer receivables in our held for sale operations.
•	Corrosion Protection - pre-tax restructuring charges associated with severance and benefit related costs, early contract termination costs, inventory write offs and other restructuring charges.
•	Corporate - (i) pre-tax restructuring charges primarily associated with severance and benefit related costs, legal expenses and other restructuring charges; (ii) divestiture expenses related to held for sale entities; and (iii) impairment of assets held for sale.
(2)	Includes non-GAAP adjustments related to:
•	Infrastructure Solutions - (i) pre-tax restructuring charges associated with severance and benefit related costs, early contract termination costs, fixed asset disposals and other restructuring charges; (ii) acquisition and divestiture expenses; (iii) project warranty accrual; and (iv) impairment of assets held for sale.
•	Corrosion Protection - (i) pre-tax restructuring charges associated with severance and benefit related costs, early contract termination costs, inventory write offs and other restructuring charges; (ii) acquisition and divestiture expenses; and (iii) impairment of assets held for sale.
•	Corporate - (i) pre-tax restructuring charges primarily associated with severance and benefit related costs, legal expenses and other restructuring charges; (ii) divestiture expenses related to held for sale entities; and (iii) impairment of assets held for sale.
•

About Aegion Corporation (NASDAQ: AEGN)

Aegion combines innovative technologies with market-leading expertise to maintain, rehabilitate and strengthen infrastructure around the world. For 50 years, the Company has played a pioneering role in finding innovative solutions to rehabilitate aging infrastructure, primarily pipelines in the wastewater, water, energy, mining and refining industries. Aegion also maintains the efficient operation of refineries and other industrial facilities. Aegion is committed to Stronger. Safer. Infrastructure.® More information about Aegion can be found at www.aegion.com.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions or the negative thereof. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (1) risks related to the consummation of the merger, including the risks that (a) the merger may not be consummated within the anticipated time period, or at all, (b) the parties may fail to obtain stockholder approval of the merger agreement, (c) the parties may fail to secure the termination or expiration of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (d) other conditions to the consummation of the merger under the merger agreement may not be satisfied, and (e) the significant limitations on remedies contained in the merger agreement may limit or entirely prevent the Company from specifically enforcing the obligations of Carter Intermediate, Inc. (Parent) and its wholly owned subsidiary, Carter Acquisition, Inc. (Merger Sub), under the merger agreement or recovering damages for any breach by Parent or Merger Sub; (2) the effects that any termination of the merger agreement may have on the Company or its business, including the risks that (a) the Company’s stock price may decline significantly if the merger is not completed, (b) the merger agreement may be terminated in circumstances requiring the Company to pay Parent a termination fee, or (c) the circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon certain subsequent transactions, may have a chilling effect on alternatives to the merger; (3) the effects that the announcement or pendency of the merger may have on the Company’s and its business, including the risks that as a result (a) the Company’s business, operating results or stock price may suffer, (b) the Company’s current plans and operations may be disrupted, (c) the Company’s ability to retain or recruit key employees may be adversely affected, (d) the Company’s business relationships (including, customers, franchisees and suppliers) may be adversely affected, or (e) the Company’s management’s or employees’ attention may be diverted from other important matters; (4) the effect of limitations that the merger agreement places on the Company’s ability to operate its business, return capital to stockholders or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against the Company and others; (6) the risk that the merger and related transactions may involve unexpected costs, liabilities or delays; (7) other economic, business, competitive, legal, regulatory, and/or tax factors; and (8) other factors described under the heading “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated or supplemented by subsequent reports that the Company has filed or files with the SEC. Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Neither Parent nor the Company assumes any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Merger Sub and the Company. In connection with the proposed transaction, the Company plans to file a proxy statement with the SEC. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Stockholders and investors will be able to obtain free copies of the proxy statement and other relevant materials (when they become available) and other documents filed by the Company at the SEC’s website at www.sec.gov. Copies of the proxy statement (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, by contacting the Company’s Investor Relations at kcason@aegion.com or 1.800.325.1159.

Participants in Solicitation

The Company and its directors, executive officers and certain employees, may be deemed, under SEC rules, to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in its proxy statement filed with the SEC on March 6, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC (when they become available). These documents can be obtained free of charge from the sources indicated above.

About Non-GAAP Financial Measures

Aegion has presented certain information in this release excluding certain items that impacted income, expense and earnings per share. The adjusted earnings per share from continuing operations in the quarters and years ended December 31, 2020 and 2019 exclude charges related to the Company’s restructuring activities, acquisition and divestiture-related expenses, impairment of assets held for sale, project warranty accruals, credit facility amendment fees and impacts related to the Tax Cuts and Jobs Act.

Aegion management uses such non-GAAP information internally to evaluate financial performance for Aegion’s operations because Aegion’s management believes such non-GAAP information allows management to more accurately compare Aegion’s ongoing performance across periods. As such, Aegion’s management believes that providing non-GAAP financial information to Aegion’s investors is useful because it allows investors to evaluate Aegion’s performance using the same methodology and information used by Aegion management.

Aegion® and Stronger. Safer. Infrastructure.® and the associated logos are the registered trademarks of Aegion Corporation and its affiliates.

For more information, contact:

Aegion Corporation
Katie Cason
Senior Vice President, Strategy and Communications
636-530-8000
kcason@aegion.com